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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-34739) of Discreet Logic, Inc. and in the related Prospectus and in the Registration Statement (Form S-8 No. 33-97400) pertaining to the Amended and Restated 1994 Restricted Stock and Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan and the 1995 Employee Stock Purchase Plan of Discreet Logic, Inc. to the use of our report dated March 7, 1997, with respect to the financial statements of Lightscape Technologies, Inc. for the year ended December 31, 1996 incorporated by reference in the Current Report (Form 8-K/A) of Discreet Logic, Inc. for the acquisition of Lightscape Technologies, Inc.



                                        /s/ Ernst & Young LLP
                                        ---------------------------------
                                        ERNST & YOUNG LLP
San Jose, California
March 13, 1998